Exhibit 5.2

ATTORNEYS AT LAW SUITE 5000 150 EAST GILMAN STREET MADISON, WI 53703-1482 POST OFFICE BOX 1497 MADISON, WI 53701-1497 608.257.5035 TEL 608.258.4258 FAX WWW.FOLEY.COM

October 16, 2014

CDW Technologies, Inc.

200 N. Milwaukee Avenue

Vernon Hills, Illinois 60061

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special Wisconsin counsel to CDW Technologies, Inc., a Wisconsin corporation (the “Wisconsin Registrant”). This opinion letter is being delivered in connection with the preparation of the Registration Statement on Form S-3 (such registration statement, as it may be subsequently amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on October 16, 2014, under the Securities Act of 1933, as amended (the “Securities Act”), by CDW Corporation, a Delaware corporation (the “Company”), CDW LLC, an Illinois limited liability company (“CDW”), CDW Finance Corporation, a Delaware corporation (“CDW Finance” and, together with CDW, the “Debt Issuers”), CDW Direct, LLC, an Illinois limited liability company (“CDW Direct”), CDW Government LLC, an Illinois limited liability company (“CDW Government”), CDW Logistics, Inc., an Illinois corporation (“CDW Logistics”), and the Wisconsin Registrant. (The Company, CDW Direct, CDW Government, CDW Logistics and the Wisconsin Registrant are hereinafter collectively referred to as the “Guarantors”. The Debt Issuers and the Guarantors are hereinafter collectively referred to as the “Registrants”.) The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules”), of an unspecified amount of (a) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (b) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (c) depositary shares representing fractional interests in shares of Preferred Stock evidenced by depositary receipts of the Company (the “Depositary Shares”), (d) warrants to purchase debt or equity securities of the Company (the “Warrants”), (e) subscription rights to purchase Common Stock or other securities of the Company (the “Subscription Rights”), (f) senior and/or subordinated debt securities of the Debt Issuers (the “Debt Securities”), (g) guarantees of the Debt Securities by the Guarantors (the “Guarantees”), (h) share purchase contracts of the Company (the “Share Purchase Contracts”), and (i) share purchase units of the Company (the “Share Purchase Units”). The Registration Statement also relates to the sale of Common Stock from time to time by certain stockholders of the Company to be named in a prospectus supplement, pursuant to Rule 415 of the Rules (the “Secondary Shares” and, collectively with the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Subscription Rights, the Debt Securities, the Guarantees, the Share Purchase Contracts and the Share Purchase Units, the “Securities”) in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”) for an aggregate

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October 16, 2014

amount to be registered pursuant to Rule 462(b) of the Rules. The Debt Securities will be issued under one or more indentures (the “Indentures”) by and among the Debt Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Wisconsin Registrant; (ii) certain resolutions adopted by unanimous written consent of the board of directors of the Wisconsin Registrant with respect to the registration of the Guarantees; and (iii) the Registration Statement and the exhibits thereto.

We note that various issues are addressed in the opinion of Kirkland & Ellis LLP, separately delivered to you, and we express no opinion with respect to those matters.

In rendering this opinion, we have, with your permission, relied on certificates of governmental officials and, as to certain factual matters, the certificate of an officer of the Wisconsin Registrant on file with our firm (the “Officer’s Certificate”) and assumed, without investigation, verification or inquiry: (i) the authenticity and completeness of all documents submitted to us as originals; (ii) the conformity to the originals and completeness of all documents submitted to us as copies; (iii) the authenticity and completeness of the originals of all documents submitted to us as copies; (iv) the legal capacity of all natural persons who are signatories to the documents reviewed by us; (v) the genuineness of the signatures on the documents reviewed by us; (vi) the authority of such persons signing on behalf of the parties thereto (other than the Wisconsin Registrant); and (vii) the due authorization, execution and delivery of all documents by the parties thereto (other than the Wisconsin Registrant).

We have also assumed that:

(i)	The Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities and Guarantees are offered or issued as contemplated by the Registration Statement;

(ii)	A prospectus supplement or term sheet (a “Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii)	All Debt Securities and Guarantees will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

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October 16, 2014

(iv)	The Debt Securities and Guarantees will be issued and sold in the form and containing the terms set forth in the Registration Statement, the applicable Prospectus Supplement and the applicable Indenture;

(v)	The Debt Securities and Guarantees offered, as they will be executed and delivered, as well as the terms of the Indentures, as they will be executed and delivered, do not and will not result in a default under or breach of any agreement or instrument binding upon the Wisconsin Registrant;

(vi)	The Registrants will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Debt Securities and Guarantees being offered;

(vii)	The Debt Securities and Guarantees offered, as they will be executed and delivered, as well as the terms of the Indentures, as they will be executed and delivered, comply with all requirements and restrictions, if any, applicable to the Wisconsin Registrant, whether imposed by any court or governmental or regulatory body having jurisdiction over the Wisconsin Registrant;

(viii)	At the time of approval, execution, authentication, issuance and delivery of any Debt Securities and Guarantees, the applicable Indenture will be the valid and legally binding obligation of the Trustee and the Registrants;

(ix)	The Wisconsin Registrant will receive a corporate benefit from its execution, delivery and issuance of the Guarantees;

(x)	The Indentures and the Trustee will have been qualified under the Trust Indenture Act of 1939, as amended; and

(xi)	A definitive purchase, underwriting or similar agreement (each, a “Purchase Agreement”) with respect to any Debt Securities or Guarantees offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon the foregoing, but subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:

1. Based solely on a certificate of the Wisconsin Department of Financial Institutions, the Wisconsin Registrant is a corporation validly existing under the laws of the State

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October 16, 2014

of Wisconsin, and the Wisconsin Registrant has filed its most recent required annual report, and has not filed articles of dissolution, with the Wisconsin Department of Financial Institutions.

2. The Wisconsin Registrant has the corporate power to enter into, and perform its obligations under, each form of the Guarantees.

3. No authorization, consent, approval, or other action by, and no notice to or filing with, any State of Wisconsin governmental authority or regulatory body is required to be obtained or made by the Wisconsin Registrant in connection with the Wisconsin Registrant’s approval of each form of Debt Security or Guarantee, except (a) such as have been duly obtained or made and are in full force and effect, and (b) such as may be required by orders, decrees and the like that are specifically applicable to the Wisconsin Registrant and of which we have no knowledge; provided, however, that we express no opinion as to securities or blue sky laws or regulations.

4. The Wisconsin Registrant’s approval of each form of Debt Security or Guarantee, and the Wisconsin Registrant’s execution and delivery of the Guarantees, do not: (a) constitute a breach or violation of the organizational documents of the Wisconsin Registrant; or (b) result in a violation of any applicable law, statute, or regulation of the State of Wisconsin (other than those laws, rules, and regulations specifically excluded below or otherwise specifically addressed in this opinion) which, in our experience, is normally applicable to transactions of the type contemplated by the Guarantees, without our having made any special investigation as to the applicability of any specific law, rule or regulation; provided, however, that we express no opinion as to securities or blue sky laws or regulations.

The foregoing opinions are subject to the following additional assumptions and qualifications:

A. Wherever we indicate that our opinion with respect to the existence or absence of facts is “to our knowledge” or with reference to matters of which we are aware or which are known to us, or with similar qualification, our opinion is, with your permission, based solely on the Officer’s Certificate and the current conscious awareness of the individual attorneys in this firm who have devoted substantive attention to the representation of the Wisconsin Registrant and without any special or additional investigation undertaken for purposes of this opinion.

B. Our opinion is limited by applicable bankruptcy, receivership, reorganization, insolvency, moratorium, fraudulent conveyance or transfer, and other laws and judicially developed doctrines relating to or affecting creditors’ or secured creditors’ rights and remedies generally and general principles of equity.

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October 16, 2014

C. Except for records of the Wisconsin Registrant attached to the Officer’s Certificate and a certificate of status of the Wisconsin Registrant issued by the Wisconsin Department of Financial Institutions, we have not examined the records of the Wisconsin Registrant, any other Registrant, U.S. Bank National Association, the Trustee, any party to a Purchase Agreement, any holder of the Securities, or any court or any public, quasi-public, private, or other office in any jurisdiction or the files of our firm, and our opinions are subject to matters that an examination of such records would reveal.

D. We have made no examination of, and express no opinion as to, whether or not the Wisconsin Registrant is or will be in compliance with any representations or warranties, affirmative or negative covenants, or other obligations contained in any Debt Securities, any Guarantees, any Indenture, or any agreement, instrument or document executed in connection with the foregoing.

E. We express no opinion as to compliance by the Wisconsin Registrant with federal or state laws, statutes, and regulations generally applicable to the conduct of its business or as to consents, approvals, or other actions by federal or state regulatory authorities generally required for the conduct of its business.

F. We express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to the Securities, any Indenture or Purchase Agreement with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of any party (other than the Wisconsin Registrant to the extent expressly set forth herein).

G. We express no opinion herein as to: (i) securities or blue sky laws or regulations; (ii) antitrust or unfair competition laws or regulations; (iii) zoning, land use, or subdivision laws or regulations; (iv) labor, ERISA, or other employee benefit laws or regulations; (v) tax, environmental, racketeering, or health and safety laws or regulations; or (vi) local laws, regulations, or ordinances.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement filed pursuant to Rule 462(b) of the General Rules and Regulations promulgated under the Securities Act with respect to the registration of additional Debt Securities and Guarantees for sale in any offering contemplated by the Registration Statement and shall cover such additional Debt Securities and Guarantees.

CDW Technologies, Inc.

October 16, 2014

The opinions expressed herein are limited to the laws of the State of Wisconsin in effect on the date hereof as they presently apply, and we express no opinion herein as to the laws of any other jurisdiction. These opinions are given as of the date that the Registration Statement becomes effective under the Act, they are intended to apply only to those facts and circumstances that exist as of such date, and we assume no obligation or responsibility to update or supplement these opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur, or to inform the addressees of any change in circumstances occurring after the date hereof that would alter the opinions rendered herein.

This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein. This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose; provided, however, that Kirkland & Ellis LLP may rely upon this opinion for purposes of issuing its opinion letter of even date herewith relating to the Debt Securities and Guarantees.

Very truly yours,

/s/ FOLEY & LARDNER LLP

FOLEY & LARDNER LLP